Exhibit 99.2

Oblong Industries, Inc. and Subsidiaries

Consolidated Financial Statements
Year Ended December 31, 2018

Oblong Industries, Inc. and Subsidiaries

Contents

Independent Auditor’s Report    3-4

Consolidated Financial Statements

Consolidated Balance Sheet as of December 31, 2018    6

Consolidated Statement of Operations and Comprehensive Loss
for the Year Ended December 31, 2018    7

Consolidated Statement of Convertible Preferred Stock and Stockholders’ Deficit
for the Year Ended December 31, 2018    8

Consolidated Statement of Cash Flows
for the Year Ended December 31, 2018    9

Notes to Consolidated Financial Statements    10-29

Independent Auditor’s Report

Board of Directors and Stockholders of
Oblong Industries, Inc.:

We have audited the accompanying consolidated financial statements of Oblong Industries, Inc. and subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements as of December 31, 2018 and the year then ended present fairly, in all material respects, the consolidated financial position of Oblong Industries, Inc. and subsidiaries as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of uncertainty. Our opinion is not modified with respect to that matter.

Los Angeles, California
June 30, 2019, and December 17, 2019 as to the first paragraph of Note 8

Exhibit 99.2

Consolidated Financial Statements

Oblong Industries, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31,	2018

Assets

Current assets
Cash, cash equivalents and restricted cash	$8,647,940
Accounts receivable	2,229,622
Prepaid expenses and other current assets	805,280
Inventory	1,868,153

Total current assets	13,550,995

Property and equipment, net	1,800,078
Intangible assets, net	4,448,196
Other assets	260,844

Total Assets	$20,060,113

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity

Current liabilities
Accounts payable	$550,425
Accrued expenses and other current liabilities	942,474
Customer deposits	433,199
Current portion of deferred revenue	2,652,249
Current portion of deferred rent	45,605
Current portion of debt	655,875

Total current liabilities	5,279,827

Deferred revenue, net current portion	715,854
Deferred rent, net current portion	171,625
Long-term debt	4,591,125
Other long-term liabilities	3,363

Total liabilities	10,761,794

Commitments and Contingencies (Note 6)

Convertible Preferred Stock
Convertible preferred stock	71,755,175
Stockholders’ equity
Common stock	2,731
Additional paid-in capital	43,607,483
Accumulated deficit	(105,673,080)
Accumulated other comprehensive loss	(393,990)

Total stockholders’ deficit	(62,456,856)

Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity	$20,060,113

See accompanying notes to consolidated financial statements.

Oblong Industries, Inc. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Loss

Year ended December 31,	2018

Net Revenues	$17,249,458

Cost of Revenues	4,499,818

Gross Profit	12,749,640

Operating Expenses
Research and development	9,211,973
General and administrative	7,146,762
Sales and marketing	12,470,067
Depreciation and amortization	1,330,010
Loss on impairment of intangible assets	330,917

Total Operating Expenses	30,489,729

Loss from Operations	(17,740,089)

Other Expenses (Income)
Interest expense, net	129,165
Other expense (income), net	(15,547)

Total Other Expenses, Net	113,618

Net Loss	(17,853,707)

Foreign Currency Translation Loss	(76,068)

Comprehensive Loss	$(17,929,775)

See accompanying notes to consolidated financial statements.

Oblong Industries, Inc. and Subsidiaries

Consolidated Statement of Convertible Preferred Stock and Stockholders’ Equity

Oblong Industries, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year ended December 31,	2018

Cash Flows from Operating Activities
Net loss	$(17,853,707)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,463,260
Inventory write-off	559,587
Amortization of deferred financing costs	90,737
Stock-based compensation	225,795
Loss on disposal of property and equipment	16,249
Impairment of intangible assets	330,917
Property and equipment expensed to cost of revenues and operating expenses	122,258
Change in operating assets and liabilities:
Accounts receivable	6,081,553
Prepaid expenses and other current assets	(389,556)
Inventory	(398,326)
Other assets	28,331
Accounts payable	(658,962)
Accrued expenses and other current liabilities	(526,010)
Deferred revenue	(4,304,237)
Customer deposits	20,311
Deferred rent	(36,722)
Other long-term liabilities	22,979

Net cash used in operating activities	(15,205,543)

Cash Flows from Investing Activities
Purchase of property and equipment	(200,689)
Intangible asset costs	(264,338)

Net cash used in investing activities	(465,027)

Cash Flows from Financing Activities
Proceeds from sale of preferred stock and common stock warrants	9,480,952
Proceeds from exercise of stock options and warrants	7,299
Borrowings from revolving line of credit	3,026,639
Borrowings on term loan	2,484,259
Payments on revolving line of credit	(3,026,639)
Payments on term loan	(2,287,037)

Net cash provided by financing activities	9,685,473

Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(51,466)

Net Decrease in Cash, cash equivalents and restricted cash	(6,036,563)

Cash, Cash Equivalents and Restricted Cash, beginning of year (revised)	14,684,503

Cash, Cash Equivalents and Restricted Cash, end of year	$8,647,940

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$207,219
Cash paid during the year for income taxes	23,236

Non-Cash Investing and Financing Activities
Transfer of inventory to property and equipment	$204,473
Conversion of preferred stock to common stock	38,538,597

See accompanying notes to consolidated financial statements.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Organization and Nature Of Business

Oblong Industries, Inc. (“Oblong”) was incorporated in the state of Delaware on July 31, 2006. Oblong’s wholly-owned subsidiaries consist of Oblong Industries Europe S.L.U. (“Euroblong”) and Oblong Europe Ltd (“Oblong UK”) (collectively, the “Company”). Euroblong was incorporated in Spain on March 12, 2007 and Oblong UK was incorporated in England on February 6, 2014. On January 27, 2017, Oblong UK established the branch entity, Oblong Europe Ltd. (German Branch) (“Oblong German Branch”).

The Company’s core platform is g-speak™ and Mezzanine™ is its flagship product built on this platform. Mezzanine offers advanced collaboration for conference room technology, which amplifies sales presentations, enhances group collaboration, and makes work sessions more productive. The Company offers g-speak development licenses to larger enterprise customers. Oblong is headquartered in Los Angeles, California with a sales and development office in Boston, Massachusetts; regional sales offices in Los Altos, California; New York City, New York; Washington D.C.; Chicago, Illinois; Houston and Dallas, Texas; and Atlanta, Georgia. The Euroblong office is in Barcelona, Spain and focuses on mobile research and development, while the Oblong UK and Oblong German Branch offices are in London, England and Munich, Germany, respectively, and focus on sales and marketing in the European region.

2.	Summary of Significant Accounting Policies

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $105,673,080 and net losses of $17,853,707 as of and for the year ended December 31, 2018. Cash used in operating activities amounted to $15,205,543 for the year ended December 31, 2018. In addition, as disclosed in Note 6, the Company’s revolving line of credit with a financial institution matures in October 2019. These conditions raise substantial doubt as to the Company’s ability to continue to operate as a going concern.

Since inception, the Company has financed its business activities through the issuance of equity instruments and debt. The Company is subject to various risks and uncertainties frequently encountered by newly formed companies. Such risks and uncertainties include, but are not limited to, undeveloped technology, its limited operating history, dependence on key personnel, and management of rapid growth. To address these risks, the Company must, among other things, successfully develop its customer base; successfully execute its business and marketing strategy; successfully develop its technology; provide superior customer service; and attract, retain, and motivate qualified personnel.

Based on the Company’s projected cash flows and operating results for 2019, management does not believe it has sufficient cash resources to fund operations and meet its obligations as they become due for the next twelve months. Management has no further funding commitments from current investors and is in active pursuit of finding new investors or potential acquirers. As a result, there is substantial doubt the Company will be able to raise adequate funds, get acquired, or achieve and sustain profitability or positive cash flows from its operations.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Oblong and its wholly-owned subsidiaries Euroblong and Oblong UK, and branch entity, Oblong German Branch. All significant intercompany balances and transactions have been eliminated upon consolidation.

Accounting Method

The Company maintains its accounting records on an accrual method in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the valuation of certain accrued expenses, which have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the consolidated financial statements.

Revenue Recognition

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, service has been rendered, the sales price is fixed or determinable, and collection is probable. Amounts billed in excess of revenue recognized are included in deferred revenue. Customer deposits represent payments received by the Company from customers for which revenue recognition criteria have not been met.

The Company’s products are systems that consist of hardware and software that function together to deliver the system’s essential functionality. The Company sells the systems as a complete package and does not sell the hardware and software separately. The Company also sells maintenance and support contracts and license agreements. The Company has determined that its systems and service contracts have value to a customer on a standalone basis; therefore, revenue from each item should be recognized separately.

The Company establishes the relative selling price of each deliverable based on estimated selling price. The Company recognizes product revenue from its systems upon shipment, installation revenue upon completed installation and revenue from maintenance contracts and license agreements ratably over the applicable periods, ranging from 12 to 36 months. Professional service contracts are billed based on time and materials at the contract rate as the services are rendered.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include all cash balances and highly liquid investments, such as money market funds, with original maturities of three months or less from the date of purchase. Restricted cash are cash and cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company used a bank guarantee in place of a cash deposit for the lease of the sales office in Munich, Germany. The bank guarantee was collateralized by a restricted cash bank account.

As of December 31, 2018, the Company had a restricted cash balance of $93,150.

In November 2016, the FASB issued Accounting Standards Update ("ASU") 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18). ASU 2016-18 provides guidance on how restricted cash must be presented on the consolidated statement of cash flows. ASU 2016-18 requires that consolidated statement of cash flows show the change during the period of the total cash, cash equivalents and restricted cash. Private companies are required to apply the guidance in ASU 2016-18 to fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has early adopted this guidance, and restricted cash is included in cash, cash equivalents and restricted cash on the accompanying consolidated balance sheet as of December 31, 2018 and the consolidated statement of cash flows for the year ended December 31, 2018.

Fair Value Measurements

The Company accounts for the fair value of its financial instruments in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). Non-recurring, nonfinancial assets and liabilities are also accounted for under the provisions of ASC 820.

ASC 820 defines fair value, establishes a framework for measuring fair value under US GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.

Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

The Company’s management used the following methods and assumptions to estimate the fair value of its financial instruments:

Level 1 – Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

Level 3 – Pricing inputs that are unobservable, supported by little or no market activity and that are significant to the fair value of the assets or liabilities, as described below.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company has money market funds, which are stated at fair value based on Level 1 inputs at each reporting period.

December 31, 2018	Level 1	Level 2	Level 3	Total

Money market funds	$8,390,865	$-	$-	$8,390,865

Accounts Receivable

Accounts receivables are receivables from customers carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus, accounts receivables do not bear interest. The Company extends credit based upon past credit history and an evaluation of the customers’ financial condition. Generally, collateral is not required. Accounts receivables are periodically evaluated and charged against an allowance account, if deemed to be uncollectible. The Company believes the accounts receivable balances outstanding as of December 31, 2018 are fully collectible; therefore, no allowance has been recorded.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which requires all share-based payments to employees and non-employees, including grants of employee stock options, to be recognized in the consolidated statements of operations and comprehensive loss based on the fair value of those awards calculated ratably over the requisite service period using an option valuation model on the grant date.

Financial Instruments and Concentrations of Business and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit and business risk consist of cash, cash equivalents and restricted cash, marketable securities, accounts receivable and accounts payable.

The Company maintains cash, cash equivalents and restricted cash balances that at times exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

The Company’s customer concentrations expose it to credit risks such as collectability and business risks such as sales concentration. The Company grants credit in the normal course of business to customers in the United States and other world-wide locations. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. On a case-by-case basis, the Company requires deposits from customers who are unable to verify acceptable credit standards.

For the year ended December 31, 2018, two customers accounted for approximately 44% of total net revenues. Amounts outstanding from these two customers accounted for approximately 44% of total accounts receivable as of December 31, 2018.

The Company’s supplier concentrations expose it to business risks, which the Company mitigates by attempting to diversify its supply chain. There was no supplier concentration for the year ended December 31, 2018.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Inventory

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires that inventory be measured at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This eliminates the need to determine and consider replacement cost or net realizable value less an approximately normal profit margin when measuring inventory. ASU 2015-11 is effective for private entities for annual reporting periods beginning after December 15, 2016. The Company adopted this standard prospectively for the year ended December 31, 2017. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

Inventory consists primarily of equipment, including cameras, tracking hardware, computer equipment, display equipment, and mounts, and was stated at the lower of cost or net realizable value, determined using average cost. The Company uses the average cost costing method for inventory. The Company periodically performs analyses to identify any obsolete or slow-moving inventory. The obsolete or slow-moving inventory reserved and disposed of totaled $159,577 for the years ended December 31, 2018. There was no additional inventory reserve balance as of December 31, 2018. The Company periodically performs cycle counts, which may result in inventory write-offs. Write-offs are also due to excess and obsolete inventory identified as part of the analysis performed annually. The total inventory written-off and disposed of totaled $400,010 for the years ended December 31, 2018.

Deferred Financing Costs

Deferred financing costs represent fees incurred in connection with financing transactions. These fees are capitalized and amortized to interest expense over the terms of the related financing agreements using a method that approximates the effective interest method. FASB ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30) requires that deferred financing costs are presented, net of accumulated amortization, as an asset for amounts relating to revolving lines of credit, and as direct deductions from the face amounts of all other related long-term debt.

Deferred financing costs related to long-term debt amounted to $285,363, net of accumulated amortization of $90,737 as of December 31, 2018.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets, which range from two to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the term of the related lease.

Betterments, renewals and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition, if any, is recognized in the consolidated statement of operations and comprehensive loss for that period. The costs of replacement parts and supplies are charged to expense as they are used. Maintenance costs are expensed as incurred.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets are stated at cost, net of accumulated amortization and consist primarily of patents. Intangible assets with definite useful lives are amortized using the straight-line method over the useful lives.

The Company has applications for patents, which consist of technology, know-how, information, and intellectual property relevant to gestural and dynamic spatial-visual human machine interface. As of December 31, 2018, 78 patents have been granted.

It is the belief of the Company that the remaining patent submissions will be approved; however, amortization of the patents will not occur until approval has been granted. Should a patent be denied or it become likely that a patent application will not be granted, the patent will be considered abandoned and the associated costs will be expensed as an impairment. For the year ended December 31, 2018, the Company expensed $330,917 of patent costs for abandoned patents (see Note 4).

Impairment of Long-lived Assets

The Company is subject to the provisions of FASB ASC Topic 360, Property, Plant and Equipment – Impairment or Disposal of Long-lived Assets, which requires impairment losses to be recorded on long-lived assets with definite lives when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. In such cases, the carrying value of assets to be held and used are adjusted to their estimated fair value and assets held for sale are adjusted to their estimated fair value less selling expenses. Other than the patents costs that were abandoned (see Note 4), no impairment losses were recognized for the year ended December 31, 2018.

Indefinite lived intangible assets are tested for impairment using a qualitative approach by first assessing qualitative factors to determine whether it is more-likely-than-not that the fair value of an indefinite lived intangible asset is impaired as a basis for determining whether it is necessary to perform quantitative impairment testing. The Company’s indefinite-lived intangible assets consist of trade marks with a carrying value of $69,952 at December 31, 2018. The results of the qualitative analysis of the Company’s indefinite lived intangible assets, indicated that the fair value of the indefinite lived intangible assets exceeded their carrying value. The Company foregoes a qualitative assessment and tests indefinite-lived intangible assets for impairment when it concludes that it is more-likely-than-not there may be an impairment. If needed, the annual or interim quantitative test of the recovery of indefinite-lived intangible assets involve a comparison of the estimate fair value of the indefinite-lived assets to its carrying value. If the estimated fair value of the indefinite-lived assets exceeds its carrying value, the indefinite-lived intangible assets are not impaired. If the carrying value of the indefinite-lived assets exceeds the estimated fair value, an impairment loss equal to the excess is recorded.

Research and Development Expenses

Research and development costs are expensed as incurred and consist primarily of costs associated with the development and testing of the Company’s products. Research and development expenses include the cost of certain personnel and benefits, consultants, facility costs, supplies and other direct and allocated indirect expenses incurred to support the Company’s research and development programs. Research and development expenses totaled $9,211,973 for the year ended December 31, 2018.

Shipping and Handling Costs

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company has included shipping and handling costs of $73,503 in cost of revenues and $200,415 in general and administrative expenses for the year ended December 31, 2018 on the accompanying consolidated statements of operations and comprehensive loss. Shipping and handling costs billed to customers are included in revenues.

Advertising

Advertising costs are expensed as incurred. Total advertising expenses of $2,119,277 are included in sales and marketing expense on the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2018.

Sales Taxes

The Company accounts for sales taxes in accordance with FASB ASC Subtopic 605-45, Revenue Recognition – Principal Agent Considerations, which provides that the presentation of taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions (e.g. sales, use, and excise taxes) between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. In addition, for any such taxes that are reported on a gross basis, the amounts of those taxes should be disclosed in the consolidated financial statements for each period for which a statement of operations and comprehensive loss is presented if those amounts are significant. The Company records sales taxes on a net basis.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company follows the provisions of uncertain tax positions as addressed in FASB ASC Subtopic 740-10, Income Taxes. The Company did not recognize a liability for unrecognized tax benefits. Management estimates the tax positions as of December 31, 2018 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility is immaterial to the consolidated financial statements. The Company recognizes interest accrued related to unrecognized tax benefits and penalties in income tax expense. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of December 31, 2018.

With few exceptions, the Company is subject to examination by United States federal tax authorities for returns filed for the prior three years and by foreign and state tax authorities for returns filed for the prior four years.

Leases

The Company’s leases are accounted for under the provisions of FASB ASC Topic 840, Leases, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes. Costs for

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

operating leases that include incentives such as payment escalations or rent abatements are recognized on a straight-line basis over the term of the lease.

Additionally, inducements received from lessors are treated as a reduction of costs over the term of the agreement. Costs for capital leases are capitalized at the present value of the future minimum lease payments, less any taxes and fees, with the corresponding obligation recorded in liabilities. Capital leases are amortized in accordance with property and equipment policies, and the corresponding obligations are reduced as lease payments are made. As of December 31, 2018, the Company had no capital leases.

Comprehensive Income and Foreign Currency Translation

Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income, which includes foreign currency translation adjustments. The functional currencies of the Company’s foreign operations are the reported local currencies. Translation adjustments result from translating the Company’s foreign subsidiaries’ financial statements into United States dollars. Assets and liabilities of the Company’s foreign subsidiaries are translated into United States dollars using the exchange rate in effect at the consolidated balance sheet dates. Equity is translated at the historical rate of the transaction.

Revenues and expenses are translated using average exchange rates for each month during the fiscal year. The Company considers intercompany balances as long-term investments in nature as they do not expect repayment, and therefore, translates the transactions at the historical rate. The resulting translation losses are recorded as a component of accumulated other comprehensive loss in stockholders’ equity. The cumulative foreign currency translation adjustment totaled $393,990 as of December 31, 2018. Foreign currency translation gains (losses) were $(76,068) during 2018 and are reported on the consolidated statement of operations and comprehensive loss.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the consolidated balance sheets for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of operations and comprehensive loss. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new guidance, which is effective for the Company beginning on January 1, 2020.

On May 28, 2014, the FASB issued Accounting Standards Update Topic 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers. ASU 2014-09 supersedes existing revenue recognition guidance, including ASC 605-35. ASU 2014-09 outlines a single set of comprehensive principles for recognizing revenue under US GAAP. Among other things, it requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time. These concepts, as well as other aspects of ASU 2014-09, may change the method and/or timing of revenue recognition for certain of the Company contracts. ASU 2014-09 will be effective for privately held companies for annual reporting periods beginning after December 15, 2018 and may be applied either retrospectively or through the use of a modified-retrospective method. Management is currently evaluating both methods of adoption as well as the effect ASU 2014-09 will have on the Company’s consolidated financial position, results of operations and cash flows.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), which provides clarification regarding how certain cash receipts and cash payment are presented and classified in the statement of cash flows. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. This update is effective for nonpublic companies for annual and interim periods beginning after December 15, 2018, which will require the Company to adopt these provisions in the first quarter of fiscal 2019 using a retrospective approach. Early adoption is permitted. The Company is currently evaluating the effect of this ASU on our consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The amendments in this ASU align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software). The amendments in this ASU require an entity (customer) in a hosting arrangement that is a service to (1) determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense; (2) expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement; (3) apply the existing impairment guidance to the capitalized implementation costs as if the costs were long-lived assets; (4) present the expense related to the capitalized implementation costs in the same line item in the statement of income as the fees associated with the hosting element (service) of the arrangement and classify payments for capitalized implementation costs in the statement of cash flows in the same manner as payments made for fees associated with the hosting arrangements; and (5) present the capitalized implementation costs in the statement of financial position in the same line item that a prepayment for the fees of the associated hosting arrangement would be presented. ASU 2018-15 is effective for nonpublic companies for annual periods beginning after December 15, 2020. The Company is currently evaluating the effect of this ASU on our consolidated financial statements and related disclosures.

3.	Revision of Previously Issued Financial Statements for Correction of Immaterial Error

The Company determined that its holdings of certain money market funds with a financial institution were erroneously classified as marketable securities on its balance sheet as of 2017 and instead should have been included in cash and cash equivalents. Cash, cash equivalents and restricted cash, beginning of year (December 31, 2017) in the accompanying consolidated statement of cash flows has been adjusted for the effects of this revision.

The following table illustrates the effect this revision :

	December 31, 2017
Oblong Industries, Inc. Consolidated Balance Sheet	As previously reported	Adjustment	As revised

Cash, cash equivalents and restricted cash	$631,331	$14,053,172	$14,684,503
Marketable Securities	14,053,172	(14,053,172)	—

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4.	Property and Equipment

Property and equipment consists of the following:

December 31,	2018

Computer equipment	$5,226,067
Furniture and fixtures	305,169
Leasehold improvements	989,927
Tooling	170,742

6,691,905
Less: accumulated depreciation and amortization	(4,891,827)

Property and equipment, net	$1,800,078

For the year ended December 31, 2018, depreciation and amortization expense related to property and equipment totaled $1,026,131, of which $973,899 and $52,232 were included in operating expenses and cost of revenues, respectively.

5.	Intangible Assets

Identifiable intangible assets consist of the following:

December 31, 2018	Gross Carrying Amount	Useful Life In Years	Accumulated Amortization		Impairment		Net Carrying Amount

Patent cost	$4,713,750	10 - 20	$(608,199	) $	(330,917	) $	3,774,634
Trademarks	69,952	Indefinite	-		-		69,952
Certification costs	340,798	3	(184,700)		-		156,098
Software systems	711,602	5	(264,090)		-		447,512

Total	$5,836,102		$(1,056,989	) $	(330,917	) $	4,448,196

The gross carrying amount of patent costs consist of the following:

December 31,	2018

Granted patents	$3,045,438
Pending patents	1,337,395
Abandoned patents	330,917

Total	$4,713,750

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the year ended December 31, 2018, amortization expense related to identifiable intangible assets totaled $437,129, of which $356,112 and $81,017 were included in operating expenses and cost of revenues, respectively.

Future amortization expense for intangibles subject to amortization are as follows:

Years ending December 31,	Amount

2019	$461,854
2020	414,708
2021	387,208
2022	247,454
2023	226,903
Thereafter	1,302,722

Total	$3,040,849

6.	Long-term Debt

The Company is party to a loan and security agreement with a financial institution consisting of a term loan (the “Term Loan”) and revolving line of credit (the “Revolver”). The loan and security agreement is collateralized by substantially all of the Company’s assets, not including the intellectual property consisting of copyrights, trademarks and patents. In October 2018, the Company modified the Term Loan with the Sixth Amendment to Amended and Restated Loan and Security Agreement (“Sixth Amendment”). The Term Loan decreased to $5,247,000 and the Revolver decreased to $1,500,000. The financial covenants were revised to exclude any requirements related to the Company’s quick ratio. The financial covenants require the Company to maintain minimum bookings pre-determined and satisfactory to the bank. The Term loan matures in September 2021 and the Revolver matures in October 2019. The Term Loan and Revolver bear interest at the Wall Street Journal prime rate plus 0.375% (5.875% as of December 31, 2018).

The borrowings available under the Revolver were $1,500,000 as of December 31, 2018. The Revolver consists of interest-only payments, payable in arrears, and principal is due in full at maturity. There was no outstanding balance on the Revolver as of December 31, 2018.

The Term Loan consist of interest-only payments through September 30, 2019 followed by twenty-seven equal monthly payments of principal, plus monthly payments of accrued interest through maturity. The outstanding balance on the Term Loan was $5,247,000 as of December 31, 2018.

The Sixth Amendment included a final payment related to the Term Loan over and above the principal balance due at maturity in the amount of $262,350. The Company recorded these loan costs on the consolidated balance sheets and is amortizing the costs as interest expense over the amended terms of the loans to recognize the effective interest rate related to the loans.

The Company was in compliance with the minimum booking as of December 31, 2018, but was not in compliance with the minimum booking from October to November during the year ended December 31, 2018.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Future maturities of the Term Loan are as follows:

Years ending December 31,	Amount

2019	$655,875
2020	2,623,500
2021	1,967,625

Total	$5,247,000

7.	Commitments and Other Contingencies

Lease Commitments

The Company leases its facilities under non-cancellable operating lease agreements that expire on various dates through May 2023. In addition, the Company has facility leases that provide for rent adjustment increases. The accompanying consolidated statements of operations and comprehensive loss reflect rent expense on a straight-line basis over the term of the leases.

The differences between rent expense recorded and the amount paid are credited or charged to deferred rent, which were included in the accompanying consolidated balance sheets. Under these agreements, net rent expense was $1,457,082 for the year ended December 31, 2018. Total deferred rent as of December 31, 2018 was $217,230.

The approximate aggregate future minimum lease commitments for these leases are as follows:

Years ending December 31,	Cash Payments	Straight-line Rent Expense	Deferred Rent

2019	$1,452,304	$1,427,912	$24,392
2020	1,332,544	1,260,122	72,422
2021	1,157,501	1,089,273	68,228
2022	589,312	545,004	44,308
Thereafter	196,915	189,035	7,880

Total	$4,728,576	$4,511,346	$217,230

Litigation

The Company is subject to certain legal proceedings and claims that arise in the normal course of business. Based on the advice of legal counsel, management believes that no actions or claims depart from customary litigation or claims incidental to the business or the subsidiaries and that the resolution of all such litigation or claims will not have a material adverse effect on the Company’s consolidated financial position, results of operations and cash flows.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

8.	Convertible Preferred Stock

Convertible Preferred Stock

The convertible preferred stock described below has been classified outside of stockholders' equity to comply with Regulation S-X because the shares contain certain redemption features that are not solely within the control of the Company.

In September 2018, the Company and its investors agreed to enter into an agreement to sell and issue Series E convertible preferred stock (“Series E”) with a par value of $.0001 and warrants to purchase common stock. To facilitate this sale, the Company amended and restated its certificate of incorporation to increase the authorized shares to 65,000,000 of common stock at par value of $.0001 and to decrease the authorized shares to 23,007,000 of preferred stock at par value of $.0001 designated as 19,757,000 as Series D, and 3,250,000 as Series E. The Company had authorized to sell 3,039,514 shares of Series E convertible stock, and issued 2,899,266 shares, which are outstanding as of December 31, 2018. The 2,899,266 share of Series E preferred stock were sold along with 2,899,266 common stock purchase warrants, exercisable for $0.01 per share, for cash proceeds of $9,480,952, net of issuance costs of $57,633. The $9,480,952 of net cash proceeds was allocated to the Series E preferred stock and the common stock warrants, as an increase to additional paid in capital, based on the relative fair value of the Series E preferred stock and common stock warrants. The fair value of the Series E preferred stock and common stock warrants was based on a third-party valuation. The liquidation preference on Series E is $9,538,585 as of December 31, 2018.

In September 2018, the Company and its investors approved the conversion of all of its outstanding shares of Series A convertible preferred stock, Series B convertible preferred stock, and Series C convertible preferred stock, totaling 15,380,339 preferred stock into 15,506,592 common stock (the “Conversion”). Prior to the Conversion, the Company had 6,596,516 Series A convertible preferred stock issued and outstanding, 6,114,632 Series B convertible preferred stock issued and outstanding, and 2,669,191 Series C convertible preferred stock issued and outstanding. Series A and C outstanding preferred stock were converted using a 1:1 ratio. Series B outstanding preferred stock using a 1.0206 ratio.

As of December 31, 2018, the Company had authorized 19,757,000 shares of Series D convertible preferred stock (“Series D”) with a par value of $0.0001. The Company issued no shares of Series D during 2018. The Company had 19,756,834 shares of Series D issued and outstanding as of December 31, 2018. The liquidation preference on Series D is $64,999,984 as of December 31, 2018.

Following the Conversion, holders of Series D and Series E (collectively “Post-Conversion Series Preferred"), in preference to the holders of common stock, are entitled to receive cash dividends at the annual rate of $0.2632 per share. The dividends are payable only when and if declared by the Board of Directors and are non-cumulative. No dividends were paid in 2018 and 2017.

Conversion Rights

Each share of Post-Conversion Series Preferred is convertible into shares of common stock at the option of the holder at any time after the date of issuance. The number of shares of common stock into which a holder of Post-Conversion Series Preferred can convert is obtained by multiplying the conversion rate that is in effect by the number of shares of Post-Conversion Series Preferred being converted. The conversion rate is determined by dividing the original issue price by the applicable conversion price (initially the original issue price, as adjusted for certain dilutive events).

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Under the terms, each share of Post-Conversion Series Preferred will be automatically converted into shares of common stock (based on the then effective Post-Conversion Series Preferred conversion price) immediately upon closing of a firm underwritten public offering pursuant to an effective registration statement on Form S-1 or SB-2 under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the per share price to the public is at least $6.92 and the gross cash proceeds to the Company (before underwriting discounts, commissions, and fees) are at least $30,000,000 or if there is an affirmative election of the holders of the majority of the outstanding shares of Post-Conversion Series Preferred on an as-converted basis.

Liquidation Rights

In accordance with the certificate of incorporation, upon any liquidation, dissolution, change in control, or winding up of the Company (“Liquidating Event”), the holders of Series E are entitled to be paid out of the assets of the Company legally available for distribution an amount per share of Post-Conversion Series Preferred equal to the original issue price plus all declared and unpaid dividends on the Series E, before any distribution or payment is made to the holders of any Series D or common stock.

If after the liquidation preference there are assets remaining, the assets will be distributed to the Series D before any distribution or payment is made to the holders of common stock.

If after the liquidation preference there are assets remaining, the assets will be distributed ratably amongst the common stock. Post-Conversion Series Preferred will be deemed converted to common stock upon a Liquidating Event if the holder would receive a greater amount than if they had not been converted. If the Company has insufficient assets upon the Liquidating Event to make payment in full to all holders of Post-Conversion Series Preferred their liquidation preference, then such assets (or consideration) will be distributed among the holders of Post-Conversion Series Preferred ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Any transaction or series of transactions that meets the definition of a Liquidating Event may be waived as a Liquidating Event by a majority vote of the Post-Conversion Series Preferred holders.

Voting Rights

Post-Conversion Series Preferred holders are entitled to the number of votes equal to the number of common shares the preferred shares is convertible into. So long as at least 2,500,000 shares of Post-Conversion Series Preferred remain outstanding, the vote or written consent of the holders of a majority of the outstanding Post-Conversion Series Preferred, respectively, shall be necessary for defined significant events.

9.	Stockholders’ Equity

Common Stock

As of December 31, 2018, the Company had authorized 65,000,000 shares of common stock with a par value of $0.0001. During 2018, the Company issued 7,916 shares of common stock, through the exercise of stock options. In 2018, the holders of the Company’s Series A, B and C convertible preferred stock converted all outstanding shares, consisting of 15,380,339 shares of preferred stock, into 15,506,592 shares of common stock. The Company had 27,304,479 of common stock shares issued and outstanding as of December 31, 2018.

Stock Options

On January 22, 2007, the Company adopted the 2007 Stock Plan (the “Plan”) under which the Company is authorized to grant incentive and non-qualified stock option awards to employees, directors, consultants, and affiliates of the Company. The Plan provides both for the direct award or sale of shares and for the grant of options

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

to purchase shares. The Company is authorized to grant up to 5,405,376 shares of stock awards. The option price and vesting terms are determined by the Board of Directors of the Company and evidenced in the award agreement extended to the employee. The options granted generally vest over a period of one to four years and terminate ten years from the grant date. As of December 31, 2018, $294,749 remained to be expensed over the requisite service period, which approximates the vesting period and the forfeiture rate has been estimated at 10%. During the year ended December 31, 2018, the Company recognized $225,795 in stock-based compensation expense.

The following presents the activity for options outstanding:

	Incentive Stock Options	Non-Qualified Stock Options	Weighted Average Exercise Price

December 31, 2017	3,838,140	78,833	$0.82

Granted	316,500	100,000	0.97
Exercised	(7,916)	-	0.25
Forfeited/canceled	(570,526)	(23,833)	0.90

December 31, 2018	3,576,198	155,000	$0.82

The following table presents the composition of options outstanding and exercisable as of December 31, 2018:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number	Price*	Life*	Number	Price*

$0.13	-	$0.13	-	-	$0.13
$0.16	-	0.16	-	-	0.16
$0.21	185,000	0.21	2.04	185,000	0.21
$0.30	155,000	0.30	2.98	155,000	0.30
$0.71	409,000	0.71	4.08	409,000	0.71
$0.80	667,303	0.80	4.80	667,303	0.80
$0.84	810,315	0.84	6.48	721,347	0.84
$0.90	653,160	0.90	7.44	419,641	0.90
$0.93	392,500	0.93	8.29	168,349	0.93
$0.94	69,000	0.94	6.80	55,715	0.94
$0.97	992,195	0.97	9.27	24,393	0.97

December 31, 2018	4,333,473	$0.82	6.63	2,805,748	$0.76

* Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The fair value of each option grant was estimated on the grant date using the Black-Scholes option pricing model with the following weighted-average assumptions:

Year ended December 31,	2018

Approximate risk-free rate	2.56 – 2.96%
Average expected life	6.25	years
Dividend yield	0%
Volatility	55 – 62%
Fair value of common stock	$0.78 - $0.98
Estimated fair value of options granted	$0.43 - $0.58
Estimated forfeiture rate	10%

Warrants In 2008 through 2013, and 2018, the Company issued warrants to a bank and stockholders. The following presents activity for warrants for the years ended December 31, 2018:

	Series A Warrants	Series B Warrants	Common Stock Warrants

January 1, 2018	-	43,731	807,110

Granted	-	-	2,899,266
Exercised	-	-	-
Forfeited/canceled	-	-	-

December 31, 2018	-	43,731	3,706,376

In connection with the Series E preferred stock purchase, common stock warrants were issued to stockholders on September 25, 2018 in the amount of 2,899,266 shares, with an exercise price of $0.01 per share. The common stock warrants are set to expire on September 25, 2025.

10.	Income Taxes

The provision (benefit) for income taxes is as follows:

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year ended December 31,	2018

Current:
Federal	$-
State	17,174
Foreign	(7,125)
10,049
Deferred:
Federal	(3,431,230)
State	(7,573,379)
Foreign	-

(11,004,609)
Less: change in valuation allowance	11,004,609

Total	$10,049

The provision for income taxes of $10,049 for the year ended December 31, 2018 is included in “Other expenses, net” on the accompanying consolidated statement of operations and comprehensive loss.

The reconciliation of income taxes calculated at the U.S. federal tax statutory rate to the Company’s effective tax rate is set forth below:

Year ended December 31,	2018

U.S. federal statutory rate	21.00%
State income tax, net of federal benefit	(1.70)%
Change in valuation allowance	(19.24)%
Other	(0.12)%
Federal rate change	0.00%

Effective income tax rate	(0.06)%

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities were as follows as of December 31:

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31,	2018

Deferred tax assets:
Net operating loss carry forwards	$32,464,517
Tax credit carryforwards	2,949,393
Accruals and reserves	981,396
Others	280,614

Total gross deferred tax assets	36,675,920

Deferred tax liabilities:
State income taxes	(1,433,898)
Depreciation and amortization	(1,012,776)
Total gross deferred tax liabilities	(2,446,674)

Less: valuation allowance	(34,229,246)

Total	$-

The Company’s ability to utilize net operating loss carryforwards may be limited in the event of an ownership change as defined in the Internal Revenue Code. As of December 31, 2018, the Company had net operating loss carryforwards for federal and state income tax purposes of $98,969,930 and $140,067,968, respectively. If not utilized, the federal and state net operating losses will begin to expire in 2028. In addition, the Company has research and development (“R&D”) credits for federal and state income tax purposes of $2,160,260 and $1,638,253, respectively. The federal R&D credits, if not utilized, will begin to expire in 2027. The California R&D credits can be carried forward indefinitely. The Company also has a carryover of California Enterprise Zone and New Job credits totaling $100,508, which will expire beginning in 2019.

Significant management judgement is required in determining the provision for income taxes and in particular, any valuation allowance recorded against the Company’s deferred tax assets. The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on the Company’s history of operating losses, the Company has concluded that it is more likely than not that the benefit of its deferred tax assets will not be realized. The Company’s effective income tax rate differs from the statutory federal income tax rate due to the change in valuation allowance.

The Company’s subsidiaries, Oblong Europe, Ltd. and Oblong Industries Europe, S.L.U. are subject to foreign income tax in Germany, Spain, and United Kingdom. The amount of such foreign current income tax benefit incurred amounted to ($7,125) for 2018.

Internal Revenue Code section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by net operating loss carryforwards after a change in control of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct operating loss carryovers in excess of the Section 382 limitation. The Company has not performed an analysis to determine if a limitation applies and whether the limitation would cause the net operating losses to expire unutilized.

On December 22, 2017, H.R.1, also known as the Tax Cuts and Jobs Act (the “Tax Reform Act”), was enacted into law. The Tax Reform Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (i) reducing the U.S. federal statutory tax rate from 35% to 21%; (ii) requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries (the “Transition Tax”); (iii) generally

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

eliminating U.S. federal income taxes on dividends from foreign subsidiaries; (iv) requiring a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations; (v) eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; (vi) creating the base erosion anti-abuse tax (BEAT), a new minimum tax; (vii) creating a new limitation on deductible interest expense, and (viii) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes (“ASC 740”) for the year ended December 31, 2017. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. The Company has finished their analysis as of the measurement period closing of December 22, 2018 after application of law changes were reviewed by the Company. There were no subsequent adjustments as the conclusions remained the same.

As of December 31, 2018, the Company has unrecognized tax benefit of $949,628. There were no accrued interest and penalties during the year ended December 2018. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

The Company is subject to taxation in various jurisdictions, including federal, state and foreign. The Company’s federal and state income tax returns are generally not subject to examination by taxing authorities for years before 2014 for federal purposes and 2013 for state purposes. The exceptions to this are the net operating loss carryovers and R&D credit carryovers. These amounts are subject to audit for a period of three years after utilization for federal purposes and four years after utilization for state purposes.

11.	Profit Sharing Plan

The Company sponsors a 401(k) Plan (the “Plan”) for all eligible employees. All full-time employees are eligible to participate in the Plan during their first payroll period. The Company contributions to the Plan are at the sole discretion of the Company’s Board of Directors. Employees may elect to have a portion of their compensation deferred and contributed to their 401(k) accounts. Vesting and the allocation of Company contributions to the eligible employee accounts are determined in accordance with the terms of the Plan. Matching contributions were discontinued in September 2012. There were no Company contributions for the year ended December 31, 2018.

12.	Subsequent Events

The Company has evaluated subsequent events that have occurred from January 1, 2019 through the date of the independent auditor’s report, which is the date that the consolidated financial statements were available to be issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the consolidated financial statements, except as disclosed below.

On June 19, 2019, the Company executed the Seventh Amendment (see Note 5). The Seventh Amendment terminated the Revolver and waived the breach of the Minimum Bookings financial covenant in both October and November for the year ended December 31, 2018. Additionally, the Seventh Amendment set forth a replaced the financial covenant of Minimum Bookings measured on a trailing six-month bases with the following debt covenants:

•	By no later than July 31, 2019, the Company shall deliver to Bank evidence satisfactory to Bank that the Company has received either

Oblong Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

◦
a fully executed term sheet for the sale and issuance of equity securities to investors, and on terms and conditions, satisfactory to Bank, to result in net cash proceeds of at least $20,000,000 (the “Equity Option”), or

◦
a letter of intent for the sale of all or substantially all of the Company’s assets or all of the equity interests in the Company on terms and conditions, and with an acquirer, satisfactory to Bank (the “Acquisition Option”)

•	The Acquisition Option or the Equity Raise shall be consummated (and receive such net cash proceeds thereof) by no later than September 15, 2019.

In the event the Company elects the Equity Option, a new Minimum Bookings covenant satisfactory to Bank shall be established by no later than September 30, 2019.